UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report: September 17, 2009

(Date of earliest event reported)

OurPet’s Company

(Exact name of registrant as specified in its charter)

Colorado	000-31279	34-1480558
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1300 East Street, Fairport Harbor, OH 44077

(Address of principal executive offices including zip code)

440-354-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

OurPet’s Company (“OurPet’s”) entered into a Business Loan Agreement (Asset Based), dated September 17, 2009, with FirstMerit Bank, N.A., as Lender (the “Credit Facility”). The Credit Facility is a renewal and expansion of OurPet’s prior credit facility with the Lender.

OurPet’s obtained a new $800,000 term loan from the Lender for a three year term at a fixed interest rate of 4.61%, and renewed its current $2,000,000 line of credit with the Lender to June 30, 2010 at a reduced interest rate of .5% plus prime. Proceeds from the new term loan will be applied to the outstanding balance on the line of credit, reducing it to $1,000,000.

The Credit Facility is collateralized by a security interest in the cash, accounts receivable, inventory and all other property and assets of OurPet’s, whether real or personal property.

The Credit Facility requires OurPet’s to maintain a debt service coverage ratio on a consolidated basis of at least 1.15 to 1.0 measured quarterly on a trailing twelve month basis effective December 31, 2009. OurPet’s must also maintain an adjusted tangible net worth on a consolidated basis of at least $3,000,000, measured quarterly on each September 30, December 31, March 31 and June 30.

Steven Tsengas, OurPet’s President and Chief Executive Officer, and his wife, Evangelia, have provided an unlimited guarantee of the Credit Facility. In consideration for their guarantee of the new Credit Facility, OurPet’s Board of Directors authorized the issuance of warrants for the right to purchase OurPet’s common stock. Further information regarding the warrants is set forth below in Item 3.02.

The Lender has conditioned funding under the new Credit Facility on the execution of subordination agreements by OurPet’s creditors under the Contribution Agreements entered into by OurPet’s in 2008. See OurPet’s Form 8-K reports filed on February 12, 2008 and June 25, 2008 for information regarding the Contribution Agreements.

The Credit Facility also requires that OurPet’s comply with other customary loan covenants, contains customary default provisions that, if triggered, would cause the acceleration of debt incurred under the Credit Facility.

The foregoing description of the Credit Facility is not complete and is qualified in its entirety by reference to the Business Loan Agreement (Asset Based), the Amendment to Note and the Promissory Note, each dated effective September 17, 2009, which are attached to this current report as Exhibits 10.45, 10.46 and 10.47 respectively.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this report is also responsive to Item 2.03 of this report and is incorporated by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

In connection with the completion of the new Credit Facility referenced above under Items 1.01 and 2.03, OurPet’s Board of Directors authorized the issuance of warrants to Steve and Evangelia Tsengas providing for the right to purchase in the aggregate 350,000 shares of its common stock at $.4525 per share. The warrants vest over a 36 month period in which 1/36th of the warrants granted vest each calendar month, so long as the guarantee remains outstanding. Upon exercise of the Warrants, the shares will be restricted securities pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption from registration provided by Section 4(2) of the Act. A copy of the form of Warrant that will be issued is attached to this current report as Exhibit 10.48.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.45	Business Loan Agreement (Asset Based), dated September 17, 2009, between OurPet’s Company and FirstMerit Bank, N.A.

10.46	Amendment to Note, dated September 17, 2009, between OurPet’s Company and FirstMerit Bank, N.A.

10.47	Promissory Note, dated September 17, 2009, executed by OurPet’s Company in favor of FirstMerit Bank, N.A.

10.48	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2009	OurPet’s Company

	By:	/s/ Scott R. Mendes
Scott R. Mendes,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.45	Business Loan Agreement (Asset Based), dated September 17, 2009, between OurPet’s Company and FirstMerit Bank, N.A.

10.46	Amendment to Note, dated September 17, 2009, between OurPet’s Company and FirstMerit Bank, N.A.

10.47	Promissory Note, dated September 17, 2009, executed by OurPet’s Company in favor of FirstMerit Bank, N.A.

10.48	Form of Warrant